U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2010

Gisser Automotive Concepts, Inc.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

333-145181	13-3948927
(Commission File No.)	(IRS Employer Identification No.)

52 Edison Court
Monsey, New York 10952
(845) 356-8008
(Address and telephone number of principal executive offices and place of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) Not due to resignation or refusal to stand for re-election to the board of directors, and unfortunately, the Company must announce the loss of one of our Directors, Mr. John J. Schramm due to his untimely passing.

 (i) the date of such event of the passing of the Company’s Director was January 13, 2009.

(ii) at the time, Mr. Schramm was also listed as Chief Financial Officer for the Company.

(3)(i)(c) The Company has not appointed a new principal financial officer, principal accounting officer, comptroller or person performing similar functions. Rather our CEO, Mr. Daryl K. Gisser, who has been performing most of these duties, has assumed the full responsibility for all of these functions and capacities until we appoint a new officer and director as may be required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2010	By:	/s/ Daryl K. Gisser
Name: Daryl K. Gisser
Title: Chief Executive Officer, President